Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121098) of Kyocera Corporation of our report dated July 27, 2007 relating to our audit of the financial statements of Kyocera Mita America, Inc. Savings and Investment Plan, included in this Form 11-K for the year ended December 31, 2006.

/s/ EISNER LLP
EISNER LLP

New York, New York
July 27, 2007